UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

USBC, INC.
(Name of Registrant as Specified in Its Charter) N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear USBC Stockholder:

On behalf of the Board of Directors (the “Board”) and our entire USBC team, I invite you to attend the 2026 Annual Meeting of Stockholders of USBC, Inc., which will be held on December 17, 2026, at 8:00 a.m., Pacific Time. The meeting will be completely virtual and will be conducted via live webcast, providing a consistent experience to all stockholders, regardless of location.
We look forward to sharing with you at the meeting select insights into our vision for the future of tokenized deposits along with an update on our product delivery strategy. We will also offer a closer look at the opportunities we see emerging and the strategic direction we are taking to lead in this next phase of financial innovation.
You will be able to attend the meeting online and vote your shares electronically by visiting www.virtualshareholdermeeting.com/USBC2026. We ask for your support on the proposals to be presented at the meeting.
Details regarding how to participate in the meeting online are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I encourage you to read the materials carefully and vote promptly.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we request that you submit your vote as soon as possible via the Internet, telephone, or mail, even if you plan to attend the meeting online.
Thank you for being a USBC stockholder. We hope you will plan to join us at the virtual meeting.

Very truly yours,

Robert Gregory Kidd
Chairman and CEO
Reno, Nevada
November 4, 2026

USBC, INC.
300 E 2nd Street, 15th Floor
Reno, NV 89501

Notice of the 2026 Annual Meeting of Stockholders

Date:	Thursday, December 17, 2026
Time:	8:00 a.m., Pacific Time
Location:	Via live webcast at www.virtualshareholdermeeting.com/USBC2026

Proposals:	We will hold the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

1.To elect six (6) nominees to serve on the Board of Directors until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;

3. To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4. To transact such other business that may properly come before the Annual Meeting and at any adjournments thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees named in Proposal 1 and “FOR” Proposals 2 and 3.

Who Can Vote:	Only stockholders of record at the close of business on October 26, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

How You Can Vote:
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and our Transition Report on Form 10-K for the transition period from October 1, 2025 through December 31, 2025, as amended, as filed with the Securities and Exchange Commission (“SEC”), are available at www.virtualshareholdermeeting.com/USBC2026. The Transition Report includes our audited consolidated financial statements for the transition period from October 1, 2025 through December 31, 2025.

It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares by Internet or by telephone by following the instructions set forth in the Notice of Internet Availability of Proxy Materials. If you request and receive a printed copy of the proxy materials, you may also vote by mail using the enclosed proxy card. You may revoke your proxy at any time before it is exercised at the meeting by following the instructions in the Proxy Statement.

By order of the Board of Directors,

/s/ Linda Jenkinson
Linda Jenkinson
Vice Chair

Reno, Nevada
November 4, 2026

USBC, INC.
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
OF
USBC, INC.
Our Board of Directors (the “Board”) has made this Proxy Statement and related materials available to you in connection with the Board’s solicitation of proxies for the Annual Meeting of Stockholders to be held on Thursday, December 17, 2026, at 8:00 a.m., Pacific Time (the “Annual Meeting”), and any adjournment or postponement of the Annual Meeting.

The mailing of the Notice of Internet Availability of Proxy Materials to our stockholders of record as of October 26, 2026 is scheduled to begin on or about November 6, 2026.

This Proxy Statement, our 2025 Annual Report on Form 10-K and our Transition Report on Form 10-K for the transition period from October 1, 2025 through December 31, 2025 (the "Transition Period") are available at www.proxyvote.com and on our website at investors.usbc.xyz.
In this Proxy Statement, the terms the “Company,” “USBC,” “we,” “us,” and “our” refer to USBC, Inc. The mailing address of our principal executive offices is 300 E 2nd Street, 15th Floor, Reno, NV 89501.
GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By submitting your proxy by Internet or telephone, or, if you requested printed proxy materials, by completing, signing and returning a proxy card, you are giving Robert Gregory Kidd, USBC’s Chairman and Chief Executive Officer, and Linda Jenkinson, Vice Chair, the authority to vote your shares in the manner you indicate.
Why did I receive more than one set of proxy materials?
You may receive multiple Notices of Internet Availability of Proxy Materials or sets of proxy materials if you hold your shares in different ways (for example, in joint tenancy, trusts or custodial accounts) or in multiple accounts. If your shares are held by a broker or other nominee in “street name,” you will receive voting instructions from that intermediary. Please follow the instructions provided for each account. See also Availability of Information; Householding, below.

How to Attend the Virtual Annual Meeting
You may attend the Annual Meeting online only if you are a stockholder of record who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be a completely virtual meeting and is scheduled to be held on Thursday, December 17, 2026, at 8:00 a.m., Pacific Time via live webcast through the following link: www.virtualshareholdermeeting.com/USBC2026. You will need the 16-digit control number provided in the Notice of Internet Availability of Proxy Materials, on your proxy card or voting instruction form, or in the instructions that accompanied your proxy materials. You may virtually attend the Annual Meeting and vote during the Annual Meeting.

If you are not a stockholder of record but hold shares as a beneficial owner in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m., Pacific Time. Online check-in will begin at 8:00 a.m., Pacific Time, and you should allow ample time for check-in procedures.
Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Reasons for Virtual Annual Meeting
We believe that hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location, and you will not be able to attend the meeting in person.

How to Submit Questions
Stockholders of record as of the Record Date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., Eastern Time, on Tuesday, December 15, 2026. Questions will not be accepted during the Annual Meeting. We will answer as many stockholder-submitted questions as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any technical difficulties with the virtual meeting platform on the meeting date, please call the technical support number to be provided on the website portal used to access the virtual meeting.
Voting Information
Who is entitled to vote?
You are entitled to receive notice of and to vote at the Annual Meeting if you were a holder of shares of USBC common stock at the close of business on October 26, 2026, the Record Date for the Annual Meeting.
How many shares of Common Stock may vote at the Annual Meeting?
As of the close of business on the Record Date, there were issued and outstanding 388,169,806 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.
As of the Record Date, Goldeneye 1995 LLC ("Goldeneye") beneficially owned a majority of the voting power of our outstanding common stock. Goldeneye 1995 LLC is solely owned and managed by Robert Gregory Kidd, our Chairman and Chief Executive Officer. As a result, Mr. Kidd has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors. Please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership as of the Record Date.
What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of the shares of capital stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum permitting the meeting to conduct its business. Votes of stockholders of record who are present at the Annual Meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What is the difference between a “stockholder of record” and a “street name” holder?
These terms describe how your shares are held. If your shares are registered directly in your name with Equiniti Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
How do I vote my shares?
If you are a stockholder of record, you may vote your shares by Internet or telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you requested printed proxy materials, by completing and returning your proxy card by mail. If you hold your shares in “street name” through a broker, bank, trustee or other nominee, that intermediary will provide you with the materials and instructions for voting your shares.

Electronically at the Meeting
This Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website at the time of the Annual Meeting: www.virtualshareholdermeeting.com/USBC2026. To participate in the Annual Meeting, you will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting by following the instructions provided by your broker, bank, trustee or other nominee. However, even if you plan to attend the Annual Meeting online, we recommend that you vote your shares in advance over the Internet (www.proxyvote.com) or telephone (1-800-690-6903) so that your vote will be counted if you later decide not to attend the Annual Meeting online.

By Proxy
If you do not wish to vote at the Annual Meeting or will not be participating in the online meeting, you may vote by proxy. You can vote by proxy over the Internet (www.proxyvote.com) or telephone (1-800-690-6903) by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on Wednesday, December 16, 2026. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or date (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Can I revoke or change my vote after I submit my proxy?
You may revoke your proxy at any time before it is voted by (1) delivering a written notice of revocation to our Corporate Secretary, (2) submitting a new vote by mail, over the Internet or by telephone before the Annual Meeting by following the instructions in the proxy materials, or (3) attending the Annual Meeting online and voting during the meeting. Attendance at the Annual Meeting alone will not revoke a proxy.

Any written notice of revocation or later-dated proxy must be received before the vote at the Annual Meeting and should be sent to USBC, Inc., 300 E 2nd Street, 15th Floor, Reno, NV 89501, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you should contact that intermediary for instructions on how to revoke or change your vote, or you may vote at the Annual Meeting by following the procedures described above.

What matters will be voted on at the meeting?

You are being asked to vote on three matters:

•Proposal 1: To elect six (6) nominees to serve on the Board of Directors until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•Proposal 2: To approve by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

•Proposal 3: To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

We will also consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How do the directors recommend that I vote?

Our Board of Directors recommends that you vote “FOR” each of the nominees named in Proposal 1 and “FOR” Proposals 2 and 3.

What is a Broker Non-Vote?
If your shares are held through a broker, bank or other nominee in “street name,” you must instruct that intermediary how to vote your shares. If you do not provide voting instructions on a “routine” proposal, your broker generally may vote your shares on that proposal as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This is called a “broker non-vote.”
Proposal 1, the election of directors, and Proposal 2, the advisory vote to approve the compensation of our named executive officers, are non-routine matters. Therefore, if you do not provide voting instructions, your broker, bank or other nominee will not be permitted to vote your shares on Proposal 1 or Proposal 2.
Proposal 3, the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is a routine matter, and your broker, bank or other nominee generally may vote your shares on Proposal 3 even if it does not receive voting instructions from you.

How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed / Impact of Broker Non-Votes
Proposal No. 1: To elect six (6) nominees to serve on the Board until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;	A plurality of the votes cast by the shares present or represented by proxy and entitled to vote on the election of directors.	“FOR ALL” / “WITHHOLD ALL” / “FOR ALL EXCEPT	Withhold votes will have no effect.	No / Broker non-votes will have no effect.

Proposal No. 2: To approve by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.	The affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the proposal.	“FOR” / “AGAINST” / “ABSTAIN”	Abstentions will have the same effect as votes against this proposal.	No / Broker non-votes will have no effect.

Proposal No. 3: To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	The affirmative vote of the holders of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal.	“FOR” / “AGAINST” / “ABSTAIN”	Abstentions will have the same effect as votes against this proposal.	Yes / Not applicable because broker non-votes are not expected on this routine matter.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, which are “FOR” each of the nominees named in Proposal 1 and “FOR” Proposals 2 and 3.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then your vote would be a broker non-vote and governed under the provisions described above under “What is a Broker Non-Vote?”.
Who will count the votes?
Representatives of Broadridge will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Annual Meeting.
Availability of Information; Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or, if applicable, a single set of printed proxy materials addressed to those stockholders. This process, which is commonly referred to as ‘householding,’ reduces duplicate mailings and saves printing and postage costs. In accordance with these rules, only one Notice of Internet Availability of Proxy Materials or, if applicable, one set of printed proxy materials will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or, if applicable, multiple sets of printed proxy materials at their address and would like to request householding of their communications should contact their broker if they are beneficial owners or direct their request to us at the contact information below if they are registered holders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, please notify your broker if you are a beneficial owner or, if you are a registered holder, direct your written request to the contact information below.

Upon written or oral request, we will promptly deliver a separate copy of our 2025 Annual Report on Form 10-K, our Transition Report on Form 10-K for the transition period October 1, 2025 to December 31, 2025 or this Proxy Statement to any stockholder at a shared address to which a single copy of the document was delivered. Please address such requests to us at the contact information below.

USBC, Inc.
Attention: Corporate Secretary
300 E 2nd Street, 15th Floor,
Reno, NV 89501
Telephone: (775) 239-7673

Who pays the cost of this proxy solicitation?

Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rates suggested by brokerage houses, nominees, custodians and fiduciaries, for the forwarding of proxy materials to the beneficial owners of shares held of record.

Is this Proxy Statement the only way that proxies are being solicited?
No. The proxy solicitation is being made on behalf of our Board. Proxies may be solicited by our directors, officers and other employees in person or by telephone or other means of electronic communication. No additional compensation will be paid to these individuals for such solicitation.

If you have any further questions about voting your shares or attending the Annual Meeting, please email investors@usbc.xyz.

DIRECTORS AND EXECUTIVE OFFICERS
The following sets forth, as of October 26, 2026, the name, age, position and certain other information regarding each of our current executive officers and directors, as well as the period during which each has served in such capacity.
Identification of Directors and Executive Officers
The following table sets forth certain information about our current directors and executive officers:

Name	Age	Director/ Executive Officer	Start Date
Executive Officers
Robert Gregory Kidd	67	Chairman and Chief Executive Officer	August, 2025
Daniel J. Beck	53	Chief Financial Officer, Secretary, and Treasurer	August, 2026

Non- Employee Directors
Linda Jenkinson	64	Director, Vice Chair	August, 2025
William A. Owens	86	Director	May, 2018
Jon Pepper	75	Director	April, 2006
Ichiro Takesako	67	Director	December, 2012
Larry K. Ellingson	80	Director	November, 2023
Set forth below is biographical information regarding our current directors and executive officers.
Robert Gregory Kidd. Mr. Kidd serves as our Chief Executive Officer and Chairman of the Board and provides strategic oversight of our development of tokenized-deposit products, bank-partner program management, and Bitcoin-focused treasury strategy. He is the lead architect of our blockchain banking vision, having spent the better part of a decade developing the building blocks that now make fully compliant, tokenized U.S. dollar deposits possible.
Mr. Kidd is the co-founder and Chief Executive Officer of Hard Yaka since 2010 and, since 2024, the majority shareholder in Vast Bank Holdings, a nationally chartered bank. As an investor, Mr. Kidd provided first money at Twitter, Square (Block), Coinbase, Robinhood, and Solana. Other early investments include Ripple, Uphold, and Brave. After working at the consulting firm Booz Allen Hamilton from 1984 to 1990, Mr. Kidd took his first company, Dispatch Management Services (NASDAQ: DMSC), public on the Nasdaq with $250 million in revenue and 3,200 staff globally. He later served in the payments division of the Board of Governors of the Federal Reserve System from 2002 to 2004 and as a senior director at the financial regulatory consulting firm Promontory Financial Group from 2004 to 2010. Mr. Kidd also served as Chief Risk Officer at Ripple from 2013 to 2015. In 2024, Mr. Kidd was a nonpartisan candidate running for Congress in Nevada’s 2nd District. Mr. Kidd graduated with an A.B. from Brown University and earned an MBA from Yale University and an MPA in public policy from Harvard’s Kennedy School.

Given our strategic pivot, Mr. Kidd’s background in financial services infrastructure, regulated identity, and digital asset markets is central to our go-forward operating model. We believe Mr. Kidd is qualified to serve as a member of the Board because of his extensive experience in building, leading and investing in companies, his deep knowledge of the digital assets industry and his role in leading our strategic transformation.

Daniel J. Beck. Mr. Beck serves as our Chief Financial Officer and is an experienced financial executive who has provided strategic chief financial officer consulting services to banks and financial technology companies on an independent consulting basis since 2023. Mr. Beck previously served as Chief Financial Officer of SVB Financial Group from June 5, 2017 until April 18, 2023 and of Silicon Valley Bank from June 5, 2017 until March 13, 2023. From June 2015 until May 2017, Mr. Beck served as Chief Financial Officer for BancWest Corporation, a subsidiary of BNP Paribas Group, and as Chief Financial Officer of Bank of the West. Mr. Beck previously held various finance and accounting positions with Bank of the West, Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a B.S. in Accounting from Virginia Commonwealth University and a B.S. in Biology from Virginia Polytechnic Institute and State University.

Linda Jenkinson. Ms. Jenkinson serves as Vice Chair of the Board of Directors and brings more than 25 years of global public company governance experience across multiple exchanges, including NASDAQ, NZX and ASX. She has served on boards in the financial services, technology and healthcare sectors and has chaired audit and risk, capital, remuneration and nominating committees.
Ms. Jenkinson currently serves as Chair and Chief Executive Officer of Vast Holdings, Inc., the holding company for Vast Bank, N.A., a position she has held since February 2025. She also serves as Global Chair of Arbitr Group Ltd (AGT: AX), a global AI translation company, since July 2025, and as a director of The Vinyl Group Ltd (ASX: VNL), a digital music platform, since November 2025.

Previously, Ms. Jenkinson served as Chair (Australia, United States and United Kingdom) of MedAdvisor Solutions Ltd (ASX: MDR), a medication adherence platform, from February 2022 to March 2025. She also served as a director of FleetPartners Group Limited (ASX: FPR), a vehicle leasing and fleet management company, from January 2018 to August 2023, where she chaired the remuneration committee and served on the audit committee. In addition, Ms. Jenkinson served as Chair of Guild Trustee Services and as a director of Guild Group, a diversified financial services organization, from August 2016 to December 2023. She also served as a director of Harbour Asset Management from January 2018 to August 2024 and as a director of Air New Zealand Limited (NZX: AIR), New Zealand’s national carrier, from June 2014 to October 2021.

Earlier in her career, Ms. Jenkinson co-founded Dispatch Management Services Corp. (NASDAQ: DMSC), where she served as Chief Executive Officer, and later founded LesConcierges, a global customer and employee experience company. She previously served as a partner at A.T. Kearney, where she helped build the firm’s global financial services practice.

Ms. Jenkinson holds a Bachelor of Business Studies from Massey University, is a Chartered Accountant in New Zealand and Australia, and earned an MBA from the Wharton School of the University of Pennsylvania.

We believe that Ms. Jenkinson is qualified to serve as a member of the Board because of her expansive governance experience spanning multiple exchanges.

William A. Owens. Admiral William A. Owens has served as an independent director since May 2018. He is a Co-Founder and Executive Chairman of Red Bison Technology Group, a technology infrastructure company providing advanced telecommunications and network services to commercial properties.
Admiral Owens has extensive experience in corporate governance, international business, telecommunications, and technology. He has served as chairman or director of more than 25 public and private companies, including CenturyLink (now Lumen Technologies), SAP USA, Daimler, British American Tobacco, Telstra, Nortel Networks, and Polycom. From 2007 to 2015, he served as Chairman and Senior Partner of AEA Investors Asia and as Vice Chairman of the New York Stock Exchange for Asia.

Prior to his corporate career, Admiral Owens served as Vice Chairman of the Joint Chiefs of Staff, the second highest-ranking officer in the United States military. During his distinguished naval career, he held senior operational and strategic leadership positions, including Commander of the U.S. Sixth Fleet and Senior Military Assistant to two Secretaries of Defense. His military leadership included advancing technological modernization, strategic planning, and organizational transformation across the armed forces.

Admiral Owens graduated with honors from the U.S. Naval Academy in 1962 with a degree in mathematics. He subsequently studied politics, philosophy, and economics at Oxford University and earned a master's degree in management from George Washington University. He is a member of the Council on Foreign Relations and a Senior Fellow at the Stimson Institute. His decorations include France’s Légion d’Honneur and the highest civil awards of Indonesia and Sweden. He has authored three books on national security, including Lifting the Fog of War and China–US 2039: The Endgame?

We believe that Admiral Owens possesses attributes that qualify him to serve as a member of the Board, including his extensive public company board experience and his financial and corporate governance expertise.

Jon Pepper. Mr. Pepper has served as an independent director since April 2006. Mr. Pepper is retired and was previously the founder of Pepcom, Inc., a company that produced press-only technology showcase events in the United States and internationally. He sold his ownership interest in Pepcom and retired from the business in 2018.
Earlier in his career, Mr. Pepper founded DigitalFocus, a newsletter covering digital imaging and emerging personal computer technologies, and worked as a journalist and columnist covering the technology industry. His work has appeared in numerous publications, including The New York Times, Fortune, PC Magazine, Men’s Journal, Working Woman, PC Week, and Popular Science.

Mr. Pepper studied at Union College in Schenectady, New York, and the Royal Academy of Fine Arts in Copenhagen. He remains active in nonprofit and private-company activities and in 2017 founded Mulberry Tree Films, a nonprofit organization that supports independent documentary films and creative projects.

We believe that Mr. Pepper possesses attributes that qualify him to serve as a member of the Board, including his marketing experience with technology companies.

Ichiro Takesako. Mr. Takesako has served as an independent director since December 2012. Mr. Takesako currently serves as Chief Executive Officer of At Signal, Inc., a position he has held since founding the company in 2017 following its acquisition of the operations of M2M Technologies, Inc., a Sumitomo-affiliated company.
Mr. Takesako previously held senior executive positions with Sumitomo Precision Products Co., Ltd. and its affiliates beginning in 1983. During his tenure, he served in leadership roles including General Manager of Sales and Marketing for the Micro Technology Division, Executive Director and Chief Liaison Officer (overseeing the operation of SPTS) of SPP Process Technology Systems (SPTS), and General Manager of Corporate Strategic Planning. He also served as Chief Executive Officer of M2M Technologies, Inc.

Mr. Takesako earned a Bachelor of Social Science degree from Waseda University in Tokyo, Japan.
We believe that Mr. Takesako possesses attributes that qualify him to serve as a member of the Board, including his experience as an executive officer and his prior leadership positions with Sumitomo.

Larry K. Ellingson. Mr. Ellingson has served as an independent director since November 2023. Mr. Ellingson is retired from Eli Lilly and Company, where he spent more than 30 years in a variety of leadership roles, including positions focused on global diabetes strategy and product planning. During his tenure, he held leadership roles across multiple therapeutic areas, including infectious disease, gastrointestinal, and cardiovascular disease, with a particular emphasis on endocrine conditions, including diabetes and obesity, prior to becoming head of the diabetes unit.
Mr. Ellingson took early retirement from Eli Lilly to serve as Chair of the Board of the American Diabetes Association, after having served on its board for several years. He is a co-founder of the Diabetes Leadership Council and remains active as a life member of its Board of Directors.

Mr. Ellingson holds a B.S. in Pharmacy from North Dakota State University and an Executive MBA from Babson College.
We believe that Mr. Ellingson possesses attributes that qualify him to serve as a member of the Board, including his global thought leadership experience and his continued contributions to our corporate governance and oversight.

Term of Office
Our directors serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. Our executive officers serve at the discretion of the Board.

Arrangements or Understandings Regarding Service
Except as described below, to our knowledge, there are no arrangements or understandings between any of our directors, executive officers or director nominees and any other person pursuant to which any such person was selected to serve as a director, executive officer or nominee. Mr. Kidd and Ms. Jenkinson were appointed to the Board in connection with the closing of the private placement consummated on August 6, 2025 and pursuant to the purchase agreement entered into with Goldeneye 1995 LLC.

Family Relationships

There are no family relationships among any of our executive officers or directors.
Involvement in Certain Legal Proceedings
Except as disclosed below, to our knowledge, none of our directors or officers has been involved during the past ten years in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K.
Mr. Beck is a named defendant in litigation arising from his service as Chief Financial Officer and Principal Financial Officer of Silicon Valley Bank (SVB) and its holding company SVB Financial Group (SVBFG). SVB was placed into receivership with the Federal Deposit Insurance Corporation, and SVB Financial Group subsequently filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Since the bankruptcy of SVBFG, Mr. Beck has been involved in litigation regarding SVB and SVBFG. This litigation includes a civil case brought by the FDIC, as Receiver for SVB, captioned FDIC-R v. Becker, 25-cv-00569 (N.D. Cal.) and securities litigation matters (and related appeals) captioned In re SVB Financial Group Securities Litigation, 23-cv-01097 (N.D. Cal.); Buchanan v. Becker, 24-cv-02684 (N.D. Cal.); TIAA v. Becker, 24-cv-00478 (N.D. Cal.); Stevenson v. Becker, 23-cv-02277 (N.D. Cal.); and Rossi v. Becker, 23-cv-02335 (N.D. Cal.). Each of these cases is currently pending, and no adverse factual findings have been made, or judgments entered, concerning Mr. Beck.

CORPORATE GOVERNANCE
Board Leadership Structure
The Board currently combines the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Board does not have a policy as to whether the roles of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. Periodically, our Nominating and Corporate Governance Committee assesses these roles and the board leadership structure to ensure the interests of USBC and its stockholders are best served.
Both the Chairman and Chief Executive Officer positions are currently held by Robert Gregory Kidd. Our Board has determined that its current structure, with combined Chairman and Chief Executive Officer roles, is in the best interests of USBC and its stockholders at this time.
A number of factors support the leadership structure chosen by the Board, including, among others:
•The Chief Executive Officer has extensive knowledge of all aspects of our business and its risks, industry and customers. He is also intimately involved in USBC’s day-to-day operations and is best positioned to elevate the most critical business issues for consideration by the Board.
•The Board believes having Mr. Kidd serving in both capacities allows him to more effectively execute USBC’s strategic initiatives and business plans and confront its challenges.
•A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our stockholders and customers.
•This structure allows one person to speak for and lead the Company and the Board.
In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.
Our Board’s Role in Risk Oversight
Our Board oversees that USBC’s assets are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing USBC. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for USBC to be competitive on a global basis and to achieve our objectives.
While the Board oversees risk management, USBC management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.
Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration; however, much of the work is delegated to committees, which meet regularly and report back to the full Board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters; the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs; and the nominating and corporate governance committee evaluates risks associated with management decisions and strategic direction. The Board believes that this committee-based approach, together with the Company’s current leadership structure, including the combined Chairman of the Board and Chief Executive Officer roles, supports effective risk oversight by promoting coordination between management and the Board and facilitating communication regarding significant risks facing the Company.

Attendance at Annual Meetings of Stockholders
We expect that all of our directors will attend our Annual Meeting in the absence of a showing of good cause for failure to do so, and all of our Board members who were directors at the time attended our virtual 2025 annual meeting of stockholders.
Board Meetings and Committees
During the fiscal year ended September 30, 2025, our Board met six times and acted by written consent twenty-two times, and during the transition period from October 1, 2025 to December 31, 2025, our Board met three times and acted by written consent two times. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the fiscal year ended September 30, 2025 and the Transition Period, as applicable, during the period for which such director served and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

Independent Directors and Controlled Company Status
NYSE American’s rules generally require that a majority of an issuer’s board of directors consist of independent directors. Our Board currently consists of six (6) directors, four (4) of whom are independent within the meaning of NYSE American rules.
A majority of the voting power of our outstanding common stock is held by Goldeneye, which is solely owned and managed by Robert Gregory Kidd, our Chairman and Chief Executive Officer. As such, USBC qualifies as a “controlled company” within the meaning of Section 801 of the Company Guide of the NYSE American, LLC (“NYSE American”). Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the Board consist of independent directors, (ii) the compensation committee be comprised entirely of independent directors and (iii) the nominating and corporate governance committee be comprised entirely of independent directors.
Our Board currently includes four (4) independent directors, which constitutes a majority of the Board. However, our nominating and corporate governance committee is not comprised entirely of independent directors. Linda Jenkinson chairs our nominating and corporate governance committee, and she is not independent within the meaning of NYSE American rules. Accordingly, we rely on the controlled company exemption from the requirement that our nominating and corporate governance committee be comprised entirely of independent directors. Until we voluntarily comply with all criteria applicable to non-controlled companies or we cease to be a “controlled company,” our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE American corporate governance requirements. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the applicable transition periods.
Committees of the Board of Directors
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each with its own charter approved by the Board. Each committee’s charter is available on our website at investors.usbc.xyz. In addition, our Board may, from time to time, designate one or more additional committees, which shall have the duties and powers granted by our Board.
Audit Committee
Larry K. Ellingson, William A. Owens, Jon Pepper and Ichiro Takesako serve on our audit committee, with Mr. Pepper serving as the chairman. Our Board has determined that the directors currently serving on our audit committee are independent within the meaning of the NYSE American rules and Rule 10A-3 under the Exchange Act, and that Mr. Owens qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the NYSE American rules. The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our audit committee charter is available at investors.usbc.xyz.
The audit committee is responsible for, among other things:
•retaining and overseeing our independent accountants;

•assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;
•overseeing the Company’s procedures for the receipt, retention and treatment of concerns and complaints regarding accounting, financial, internal controls, auditing, legal, compliance and regulatory matters, including the confidential and anonymous submission of concerns by employees, service providers and consultants;
•reviewing and approving the plan and scope of the internal and external audits;
•pre-approving any audit and non-audit services provided by our independent auditors;
•approving the fees to be paid to our independent auditors;
•reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls;
•reviewing and overseeing our cybersecurity risk management framework, including controls, incident response plans, and public disclosures;
•reviewing hedging transactions; and
•reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

The audit committee is also responsible for preparing a report to be included with this Proxy Statement.

Our audit committee met four times during the fiscal year ended September 30, 2025 and two times during the Transition Period from October 1, 2025 through December 31, 2025.

Compensation Committee

William A. Owens, Jon Pepper and Ichiro Takesako currently serve on our compensation committee, with Mr. Owens serving as the chairman. Our Board has determined that the directors currently serving on our compensation committee are independent under the NYSE American rules, and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our compensation committee charter is available at investors.usbc.xyz.
The compensation committee is responsible for, among other things:
•approving or ratifying all material employment agreements for the Chairperson (if an executive officer), the CEO, and other executives required to be named in our proxy statements;
•making recommendations to the Board regarding the compensation of our independent directors;
•reviewing and overseeing the Company’s clawback policy adopted pursuant to Section 10D of the Securities Exchange Act of 1934 and applicable listing standards;
•annually reviewing and approving: (a) base salary levels; (b) annual incentive opportunity levels; (c) long-term incentive opportunity levels; and (d) severance arrangements and change-in-control provisions;
•making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs and evaluating whether their design or operation encourages excessive or inappropriate risk-taking; and
•reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Our compensation committee did not meet during the fiscal year ended September 30, 2025 and Transition Period and acted by written consent one time.

In discharging its responsibilities, the compensation committee works with our Chief Executive Officer, who assists the compensation committee by providing information on corporate and individual performance, perspectives on performance issues and recommendations on compensation matters. Neither the compensation committee nor management engaged a compensation consultant to determine or recommend the amount or form of executive or director compensation during the Transition Period.

Under its charter, the compensation committee may delegate any of its responsibilities, together with related decision-making authority, to one or more subcommittees as it deems appropriate in its sole discretion. Typically, our Chief Executive Officer will make recommendations to the compensation committee regarding compensation matters, including adjustments to annual cash compensation and long-term incentive compensation opportunities for our executive officers, including our other Named Executive Officers. At the beginning of each year, our Chief Executive Officer reviews the performance of our executive officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above. The compensation committee reviews and discusses these recommendations and proposals with our Chief Executive Officer.
Our Chief Executive Officer attends meetings of the compensation committee at which executive compensation matters are addressed, but does not participate in the compensation committee’s deliberations involving his own compensation.
Nominating and Corporate Governance Committee
Linda Jenkinson, Larry K. Ellingson, Jon Pepper and Ichiro Takesako currently serve on our nominating and corporate governance committee, with Ms. Jenkinson serving as the chair. Our Board has determined that Messrs. Ellingson, Pepper and Takesako are independent under NYSE American rules. Because we are a “controlled company,” the nominating and corporate governance committee is not required to be, and is not, comprised entirely of independent directors. The nominating and corporate governance committee assists the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. Our nominating and corporate governance committee charter is available at investors.usbc.xyz.
Our nominating and corporate governance committee did not meet during the fiscal year ended September 30, 2025 and the Transition Period and acted by written consent twice.

The nominating and corporate governance committee is responsible for, among other things:
•identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board;
•advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies;
•annually evaluating committee structure, recommending committee assignments and committee chairs, and evaluating Board/committee effectiveness;
•advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance;
•reviewing and recommending retirement and other tenure policies for directors;
•reviewing and recommending stockholder proposals properly presented for inclusion in the annual proxy statement to the Board; and
•overseeing compliance with our code of ethics.

The nominating and corporate governance committee’s methods for identifying candidates for election to our Board (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including members of our Board, our executives, individuals personally known to the members of our Board, and other research. The nominating and corporate governance committee may also, from time to time, retain one or more third-party search firms to identify suitable candidates.
In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors:
•the candidate’s judgment, skill, and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;
•the interplay of the candidate’s experience with the experience of other Board members;
•the extent to which the candidate would be a desirable addition to the Board and any committee thereof;
•whether or not the person has any relationships that might impair his or her independence; and

•the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our Bylaws. Nominations by stockholders must be made in writing and delivered by hand or received by registered first-class mail, postage prepaid, by our Secretary not less than fourteen (14) days nor more than eighty (80) days prior to the meeting of stockholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to stockholders, such notice must be received by our Secretary not later than the close of the seventh (7th) day following the day on which notice of the meeting was mailed to stockholders. The stockholder’s notice must contain the information required by our Bylaws, including specified information regarding the stockholder and each nominee, and must be accompanied by a completed and signed questionnaire, in the form provided by the Company, for each nominee.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code, and accountability for adherence to the code.
A copy of the code of ethics is available on our website at investors.usbc.xyz. We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics. Our corporate governance guidelines are available at investors.usbc.xyz.
Communication with our Board of Directors
Our stockholders and other interested parties may communicate with our Board by sending written communication in an envelope addressed to “Board of Directors” in care of the Corporate Secretary, 300 E 2nd Street, 15th Floor, Reno, NV 89501.
Delinquent Section 16(a) Reports

Our executive officers, directors and persons who beneficially own more than 10% of our common stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of Section 16(a) reports filed with the SEC and written representations from the reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% beneficial owners during the Transition Period and the fiscal year ended September 30, 2025 were complied with on a timely basis, except as follows: Peter J. Conley filed one late Form 4 reporting one transaction that occurred on July 31, 2025; Kirk Chapman filed one late Form 4 reporting one transaction that occurred on August 6, 2025; and Linda Jenkinson filed one late Form 4 reporting one transaction that occurred on August 6, 2025.
Insider Trading Policy; Anti-Hedging and Anti-Pledging

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by directors, officers and employees that includes restrictions and limitations on the ability of our directors, officers and other employees to engage in transactions involving the hedging and pledging of USBC stock. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to USBC. A copy of our insider trading policy is filed as Exhibit 19 to our Transition Report on Form 10-K for the Transition Period from October 1, 2025 through December 31, 2025.

Under the policy, hedging or monetization transactions, such as collars, forward sale contracts, equity swaps, puts, calls, forwards and other derivative instruments, which allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own USBC stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding our stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging our stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Securities held in a margin account or pledged as collateral may not exceed 25% of the total number of shares owned by the employee or director.

Clawback Policy

We have adopted a Compensation Recovery Policy (the “Recovery Policy”) in accordance with the applicable SEC rules and NYSE American listing standards. The Recovery Policy provides for the recovery of certain incentive-based compensation received by current or former executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. A copy of the Compensation Recovery Policy is filed as Exhibit 97.1 to our Transition Report on Form 10-K for the Transition Period from October 1, 2025 through December 31, 2025.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies.

The tabular disclosure and the accompanying narrative discussion provide information on our compensation arrangements on behalf of, and compensation paid to, our named executive officers for services rendered in all capacities during the Transition Period from October 1, 2025 through December 31, 2025 and the fiscal years ended September 30, 2025 and September 30, 2024. Because the Company changed its fiscal year end from September 30 to December 31, the Transition Period is presented as a separate reporting period, and the amounts reported for the Transition Period have not been annualized or restated.

Summary Compensation Table
The following table sets forth information concerning the compensation awarded to, earned by or paid to our named executive officers during the Transition Period and the fiscal years ended September 30, 2025 and September 30, 2024.

Name	Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation		Total
			($)	($)	($)(7)	($) (7)	($)		($)
Robert Gregory Kidd (1)(2)	Chairman and Chief Executive Officer	Transition Period	$1	$-	$-	$-	$-		$1
		2025	$-	$-	$-	$-	$-	$-	$-
		2024	$-	$-	$-	$-	$-		$-
Kitty Payne (1)(3)(8)	Former Chief Financial Officer	Transition Period	$80,000	$22,400	$-	$288,354	$-		$390,754
		2025	$48,889	$-	$-	$111,074	$-		$159,963
		2024	$-	$-	$-	$-	$-		$-
Kirk Chapman (1)(4)(8)	Former Chief Operating Officer	Transition Period	$80,000	$-	$-	$-	$-		$80,000
		2025	$48,889	$-	$-	$443,056	$-		$491,945
		2024	$-	$-	$-	$-	$-		$-
Ronald P. Erickson (5)(1)	Former President, Science Division, SVP	2025	$481,250	$-	$1,189,500	$-	$811,486		$2,482,236
		2024	$453,125	$100,000	$-	$894,202	$205,000		$1,652,327
Peter J. Conley (6)	Former CFO and SVP, Intellectual Property	2025	$355,562	$-	$75,750	$-	$400,000		$831,312
		2024	$371,877	$125,000	$-	$307,254	$-		$804,131
(1)Mr. Kidd, Ms. Payne, and Mr. Chapman were the Company’s only named executive officers during the Transition Period. They were also named executive officers during the fiscal year ended September 30, 2025 but were not executive officers at any time during the fiscal year ended September 30, 2024. Mr. Erickson and Mr. Conley were named executive officers during the fiscal years ended September 30, 2025 and September 30, 2024 but were not executive officers of the Company at any time during the Transition Period.

(2)Mr. Kidd began serving as the Company’s Chief Executive Officer effective August 6, 2025. Mr. Kidd is entitled to an annual salary of $1 pursuant to his Employment Agreement (as defined below).
(3)Ms. Payne served as the Company’s Chief Financial Officer from August 6, 2025 to August 31, 2026. Ms. Payne was entitled to an annual salary of $320,000 pursuant to her Employment Agreement (as defined below). The amount reported for Ms. Payne in the Bonus column for the Transition Period reflects a discretionary cash bonus of $22,400 approved by the compensation committee in recognition of Ms. Payne’s leadership in advancing Company initiatives.
(4)Mr. Chapman served as the Company’s Chief Operating Officer from August 6, 2025 to December 15, 2025. Mr. Chapman was entitled to an annual salary of $320,000 pursuant to his Employment Agreement (as defined below). Mr. Chapman terminated his employment with the Company effective December 31, 2025 and received severance benefits for the period from December 16, 2025 to December 31, 2025, pursuant to the terms of a Separation and General Release Agreement he entered into with the Company dated January 6, 2026 (the “Chapman Separation Agreement”). Mr. Chapman held no outstanding equity awards as of December 31, 2025. All unvested option awards were forfeited upon the termination of his employment. For a summary of the benefits Mr. Chapman received pursuant to the Chapman Separation Agreement, see the section titled “Separation Agreement with Mr. Chapman” below.
(5)Mr. Erickson ceased serving as the Company’s President, Science Division and Senior Vice President on March 27, 2026, a position he assumed on August 6, 2025 when he ceased serving as Chief Executive Officer and Chairman of the Board of Directors of the Company and which continued throughout the Transition Period. See the Company’s Annual Reports on Form 10-K for the fiscal years ended September 30, 2025 and 2024, Item 11 “Executive Compensation” filed with the SEC on December 19, 2025 and the “Executive Compensation” section of the Company’s definitive proxy statement filed with the SEC on August 26, 2025 for additional information about Mr. Erickson’s compensation for the fiscal years ended September 30, 2025 and September 30, 2024.
(6)Mr. Conley ceased serving as the Company’s Chief Financial Officer and Senior Vice President, Intellectual Property on August 6, 2025. See the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, Item 11 “Executive Compensation” filed with the SEC on December 19, 2025 and the “Executive Compensation” section of the Company’s definitive proxy statement filed with the SEC on August 26, 2025 for additional information about Mr. Conley’s compensation for the fiscal years ended September 30, 2025 and September 30, 2024.
(7)These amounts reflect (i) in the Stock Awards column, the aggregate grant date fair value of the shares of common stock issued to the executive officers and (ii) in the Option Awards column, the stock-based compensation expense recognized by the Company for stock options in the applicable period, including the incremental expense from the repricing described in footnote (8), as computed in accordance with the FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) and are not intended to represent the value, if any, that has been or will be actually realized by the applicable executive officer.
(8)As discussed in the section titled “Stock Option Repricing” below, the Board (i) approved the repricing of the stock options granted to Ms. Payne and Mr. Chapman during the fiscal year ended September 30, 2025 on October 7, 2025 and (ii) further approved the repricing of all stock options granted to Ms. Payne (including the options granted during the Transition Period) effective March 18, 2026. The repricing of these stock options was accounted for as a modification in accordance with FASB ASC Topic 718 and did not result in the issuance of new grants. On October 1, 2026, the Board approved the acceleration of vesting of an additional 490,000 stock options held by Ms. Payne following her resignation as Chief Financial Officer. All other unvested stock options held by Ms. Payne were forfeited.

Employment Agreements
Robert Gregory Kidd, Kitty Payne, and Kirk Chapman
In connection with their respective appointments as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, each of Mr. Kidd, Ms. Payne, and Mr. Chapman entered into substantially identical employment agreements with the Company, each dated August 6, 2025 (the “Employment Agreements”).

Pursuant to the terms of the Employment Agreements, (i) Mr. Kidd, Ms. Payne, and Mr. Chapman are each entitled to receive an annual base salary of $1 per annum for Mr. Kidd and $320,000 per annum for each of Ms. Payne and Mr. Chapman, which, in each case, is subject to our review from time to time, and (ii) the employment of Mr. Kidd, Ms. Payne, and Mr. Chapman is at will, meaning either the Company or the executive officer may terminate the employment relationship at any time, with or without cause, upon written notice to the other party.

Pursuant to their respective Employment Agreements, Mr. Kidd and Ms. Payne are each bound by an indefinite confidentiality obligation, a non-competition covenant during employment and for 12 months post-termination, a non-solicitation covenant with respect to Company personnel and business partners during employment and for 12 months post-termination, an assignment of intellectual property requirement, and indefinite non-disparagement obligations. Mr. Chapman is subject to substantially similar obligations under his Employment Agreement and, except as expressly modified by the Chapman Separation Agreement, his obligations upon termination of employment and restrictive covenants as set forth in his Employment Agreement remain in full force and effect.

Either we, Mr. Kidd, or Ms. Payne, respectively, may terminate their respective employment relationship at any time, with or without cause, upon written notice to the other party. If employment of Mr. Kidd or Ms. Payne is terminated without Cause or for Good Reason (as each term is defined in the Employment Agreements), Mr. Kidd and Ms. Payne will receive, respectively, subject to execution, delivery, and non-revocation of a general release of claims against the Company, (i) (x) an amount equal to 12 months of their respective annual base salary payable in equal installments as salary continuation payments (or in the event of a termination of employment without Cause or for Good Reason within 24 months following a Change in Control (as defined in the Employment Agreements), a payment equal to (x) 1.5 times their respective annual base salary), plus (y) their respective annual bonus for the most recent fiscal year payable in a lump sum)), (ii) an amount equal to any earned bonus for the fiscal year in which termination occurs, and (iii) reimbursement for COBRA premiums paid for each executive and his or her dependents for the 12 month (or in the event of a termination of employment without Cause or for Good Reason within 24 months following a Change in Control, 18 month) period following the date of termination. Mr. Chapman resigned from his position as Chief Operating Officer on December 15, 2025 and entered into the Chapman Separation Agreement in connection with the termination of his employment. The material terms of the Chapman Separation Agreement are described below under “Separation Agreement with Mr. Chapman.” Ms. Payne resigned from her position as Chief Financial Officer effective August 31, 2026.

Daniel J. Beck

The Company does not currently have an employment agreement with Mr. Beck. Mr. Beck is entitled to receive an annual base salary of $400,000. Mr. Beck’s employment with the Company is at will and may be terminated by either Mr. Beck or the Company at any time, with or without cause. On October 1, 2026, Mr. Beck was granted options to purchase 2,500,000 shares of the Company's common stock under the Company's 2021 Equity Incentive Plan at an exercise price of $0.54 per share. The options vest as to 25% of the underlying shares on the first anniversary of the grant date, with the remaining shares vesting in equal quarterly installments over the following three years.

Ronald P. Erickson

On August 6, 2025, we entered into an employment agreement with Mr. Erickson that superseded and replaced the Erickson Employment Agreement effective April 10, 2018, as amended by the Erickson Amendment executed on June 5, 2025 (the “New Erickson Employment Agreement”). The New Erickson Employment Agreement provided that Mr. Erickson would serve as President of the Science Division and Senior Vice President of the Company for an annual base salary of $375,000. Mr. Erickson was eligible to receive (i) an annual discretionary bonus from time to time, subject to approval of the Board of Directors or the compensation committee, and (ii) grants of other equity awards that may be granted from time to time. Mr. Erickson was also entitled to participate in all group employment benefits that were offered by the Company from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements.

Mr. Erickson’s employment under the New Erickson Employment Agreement was at will, meaning either the Company or Mr. Erickson could terminate the employment relationship at any time, with or without cause, upon written notice to the other party. Upon a termination of employment by the Company without “cause” or by Mr. Erickson with “good reason,” subject to Mr. Erickson’s execution, delivery, and non-revocation of a general release of claims against the Company, he would have been eligible to receive (i) cash severance equal to 12 months base salary, less applicable withholdings and deductions, over the 12-month period following the date of termination, (ii) any earned annual bonus for the fiscal year of termination, and (iii) reimbursement for COBRA premiums paid by Mr. Erickson and his dependents for the 12-month period following the date of termination. The New Erickson Employment Agreement also included other customary terms, including an indefinite confidentiality obligation, a non-competition covenant during employment and for 12 months post-termination, a non-solicitation covenant with respect to Company personnel and business partners during employment and for 12 months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

On March 27, 2026, Mr. Erickson concluded his service as President, Science Division, Senior Vice President of the Company and resigned his position as a member of the Board and entered into the Erickson Separation Agreement in connection with the termination of his employment. The material terms of the Erickson Separation Agreement are described below under “Separation Agreement with Mr. Erickson.”

Separation Agreement with Mr. Conley
Mr. Conley ceased serving as Chief Financial Officer and Senior Vice President of Intellectual Property on August 6, 2025. Pursuant to the Company’s employment agreement with Mr. Conley, as amended by the Conley Amendment executed on June 5, 2025 (the “Conley Employment Agreement”), in exchange for Mr. Conley’s execution and delivery of a Separation and General Release Agreement in favor of the Company dated August 26, 2025 (the "Conley Separation Agreement"), the Company agreed to provide severance to Mr. Conley in an amount equal to 12 months of his then-current annual base salary of $400,000, less applicable withholdings and deductions, in exchange for a general release of claims against the Company and other customary covenants, including, among others, confidentiality, non-disparagement, and cooperation provisions. Mr. Conley’s equity awards were to be treated in accordance with the existing terms and conditions of each applicable award agreement.
Separation Agreement with Mr. Chapman

On December 15, 2025, the Company and Kirk Chapman mutually agreed that Mr. Chapman would depart from his position as Chief Operating Officer, effective December 31, 2025. The departure was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

In connection with Mr. Chapman’s departure from his role as Chief Operating Officer, the Company and Mr. Chapman entered into the “Chapman Separation Agreement.” The Chapman Separation Agreement provides that Mr. Chapman will receive severance benefits equal to his annual base salary of $320,000 per annum payable in substantially equal installments on the Company’s regular payroll dates until the earlier of: (i) December 31, 2026 and (ii) the date that Mr. Chapman commences “Other Employment or Service”, which the Chapman Separation Agreement generally defines as any direct or indirect engagement of Mr. Chapman’s services by any individual, partnership, joint venture, corporation, limited liability company, firm, group, or other entity as an employee, consultant, advisor, independent contractor, director, partner, shareholder, member, joint venturer or in any other capacity.

Separation Agreement with Mr. Erickson

On March 27, 2026, Mr. Erickson concluded his service as President, Science Division, Senior Vice President of the Company and resigned his position as a member of the Board . In connection with Mr. Erickson’s departure from his role as President, Science Division, Senior Vice President of the Company, the Company and Mr. Erickson entered into the “Erickson Separation Agreement.” The Erickson Separation Agreement provides that Mr. Erickson will receive severance benefits equal to his annual base salary of $375,000 per annum payable in substantially equal installments on the Company’s regular payroll practices over a period of one year. Except as expressly provided in the Erickson Separation Agreement, certain provisions of Mr. Erickson’s employment agreement, dated August 6, 2025, including provisions relating to post-termination obligations, remain in full force and effect. Mr. Erickson remains subject to an indefinite confidentiality obligation, a non-competition covenant for 12 months post-termination, a non-solicitation covenant with respect to Company personnel and business partners for 12 months post-termination, assignment of intellectual property, and indefinite non-disparagement obligations.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised stock options and unvested shares of restricted stock previously awarded to the executive officers identified in the Summary Compensation Table above as of December 31, 2025, the last day of the Transition Period.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested	Equity Incentive Plan-Number of Shares of Stock that have not Vested	Equity Incentive Plan-Market Value of Shares of Stock that have not Vested
	(#)	(#)	($)		(#)	$(4)	(#)	$
Robert Gregory Kidd	-	-	$-	-	-	-	-	$-
Kitty Payne (1)	-	3,750,000	$1.10	10/7/2035	-	-	-	$-
Kirk Chapman (2)	-	-	$-		-	-	-	$-
Ronald P. Erickson (3)	-	-	$-	-	167,500	105,525	-	0

(1)On August 6, 2025, we issued a stock option grant to Ms. Payne for 1,790,000 shares at an exercise price of $2.45 per share. The stock option grant expires in ten years. The grant date fair value of these options was determined to be $1.62 per share. The stock option grant vests as to 25% of the shares on the one-year anniversary of the grant date, with the remaining shares vesting quarterly over the following three years. On October 7, 2025, the option was repriced to reduce the exercise price from $2.45 to $1.10 per share and the expiration date of the option was extended to ten years from the repricing date. The repricing did not change the original vesting commencement date or vesting schedule, each of which continued to be measured from the August 6, 2025 grant date. On October 7, 2025, we issued a stock option grant to Ms. Payne for 1,960,000 shares at an exercise price of $1.10 per share under the same vesting terms and expiration as the options granted on August 6, 2025. On March 18, 2026, all of Ms. Payne’s outstanding options were repriced to reduce the exercise price of such options from $1.10 to $0.37 per share, and the expiration date of such options was extended to ten years from the repricing date. This repricing likewise did not change the original vesting commencement date or vesting schedule of the applicable award. In connection with Ms. Payne's resignation as Chief Financial Officer of the Company, effective August 31, 2026, our Board of Directors approved the acceleration of vesting of 490,000 stock options on October 1, 2026. Following the acceleration, all remaining unvested stock options totaling 2,812,500 were forfeited. As a result, Ms. Payne retained 937,500 vested stock options, consisting of 447,500 previously vested options and 490,000 accelerated options, which remain exercisable through November 30, 2026.
(2)Mr. Chapman held no outstanding equity awards as of December 31, 2025. All unvested option awards were forfeited upon the termination of his employment on December 31, 2025.

(3)On August 6, 2025, following stockholder approval, we issued 335,000 shares of restricted stock to Mr. Erickson pursuant to a grant previously approved by the Board of Directors on June 4, 2025. Fifty percent (50%) of the shares vested in full on August 6, 2025, and the remaining 50% (the “Restricted Shares”) vest in eight quarterly installments on the date six months after August 6, 2025, subject to Mr. Erickson’s continued employment through each applicable vesting date. The restricted shares were to vest in full upon (i) a sale of all or substantially all of our sensor-related intellectual property or (ii) an involuntary termination of Mr. Erickson’s employment. On March 27, 2026, Mr. Erickson concluded his service to the Company as President, Science Division, Senior Vice President and member of the Board as part of the divestiture of the legacy sensor technology business, resulting in the immediate vesting of the 167,500 unvested restricted shares in accordance with the terms of his original equity award agreement. As a result, no restricted shares remained unvested following his departure.
(4)These amounts reflect the grant date vested fair value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718 and are not intended to represent the value, if any, that has been or will be actually realized by the listed executive.
Additional Narrative Disclosure
Stock Option Repricing

On October 7, 2025, in accordance with the terms of the Amended and Restated USBC, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”), to restore the incentive value of the stock options and motivate and retain the Company’s employees, including its executive officers, the Board of Directors approved the repricing of the outstanding stock options granted on August 6, 2025, including the stock options for the purchase of 1,790,000 and 7,140,000 shares of common stock held by Ms. Payne and Mr. Chapman, respectively. Consequently, the exercise price of the repriced stock options was reduced from $2.45 to $1.10 per share and the expiration date of such options was modified to extend the 10-year term to October 6, 2035. Such stock options were to continue to vest as to 25% of the shares subject to the options on August 6, 2026 with the remaining shares vesting in equal quarterly installments over the three-year period following the initial vesting date, subject to the continued employment of the optionee through each applicable vesting date.

On March 18, 2026, in accordance with the terms of the 2021 Equity Plan, to restore the incentive value of the stock options and motivate and retain the Company’s employees, including its executive officers, the Board of Directors approved the repricing of all the outstanding stock options granted on August 6, 2025 and October 7, 2025, including options granted to Ms. Payne on August 6, 2025 and on October 7, 2025. Consequently, the exercise price of the repriced stock options was reduced from $1.10 to $0.37 per share and the expiration date of such options was modified to extend the 10-year term to March 18, 2036. Such stock options were to continue to vest as set forth in their applicable stock option agreements, subject to the continued employment of Ms. Payne through each applicable vesting date. Ms. Payne subsequently resigned as Chief Financial Officer of the Company, effective August 31, 2026. The stock option repricing was accounted for as a modification in accordance with FASB ASC Topic 718 and did not result in the issuance of new grants. The Company recognized incremental stock-based compensation expense as a result of the repricing.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, or a nonqualified deferred compensation plan or provide other retirement benefits to our named executive officers.
We maintain a 401(k) plan and/or other health and welfare benefit plans in which our named executive officers are eligible to participate.
Potential Payments upon Termination or Change in Control
The post-employment compensation arrangements for the executive officers identified in the Summary Compensation Table above as of December 31, 2025, the last day of the Transition Period, are described in the section titled “Employment Agreements” above. The estimated payments and benefits for these executive officers in the event of a termination of employment or a change in control of the Company as of December 31, 2025 were as follows:

Robert Gregory Kidd

Except for the terms and conditions of Mr. Kidd’s Employment Agreement, as described above, we do not have any obligations to provide payments or benefits to Mr. Kidd upon a termination of employment or change in control of the Company as of December 31, 2025.

Kitty Payne

Ms. Payne's employment with the Company terminated as of August 31, 2026, as described in the Company's Current Report on Form 8-K filed with the SEC on August 24, 2026. Ms. Payne received accelerated vesting of 490,000 options of her equity awards, and forfeited the unvested portion of the same.

Kirk Chapman

For a summary of the payments and benefits Mr. Chapman was entitled to in connection with his departure from his role as the Company’s Chief Operating Officer as of December 31, 2025, see the section titled “Separation Agreement with Mr. Chapman” above. See the Company’s Transition Report on Form 10-K for the period from October 1, 2025 to December 31, 2025, Exhibit No. 10.33, filed with the SEC on March 25, 2026 for more information on the terms and conditions of the Chapman Separation Agreement.

Ronald P. Erickson

For a summary of the payments and benefits Mr. Erickson was entitled to in connection with his departure from his role as President, Science Division, Senior Vice President of the Company, see the section titled “Separation Agreement with Mr. Erickson” above. See the Company’s Transition Report on Form 10-K/A for the period from October 1, 2025 to December 31, 2025, Exhibit No. 10.37, filed with the SEC on April 27, 2026 for more information on the terms and conditions of the Erickson Separation Agreement.

In addition, all of Mr. Erickson's 167,500 shares of unvested restricted stock at the time of his resignation were accelerated and vested in full, effective upon his resignation.

Peter J. Conley

For a summary of the payments and benefits Mr. Conley was entitled to in connection with his departure from his role as Chief Financial Officer and Senior Vice President of Intellectual Property, see the section titled "Separation Agreement with Mr. Conley" above. See the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, Exhibit No. 10.31, filed with the SEC on December 19, 2025 for more information on the terms and conditions of the Conley Separation Agreement.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation of our named executive officers and certain financial performance of our Company for the Transition Period and each of the last three fiscal years ended September 30, 2025, 2024 and 2023. The table below presents information on the compensation of our CEO and our other named executive officers (“NEOs”), in comparison to certain performance metrics for the Transition Period and fiscal years ended September 30, 2025, 2024 and 2023 (the “Covered Fiscal Years”). As a “smaller reporting company”, we have not included a tabular list of financial performance measures, and the table below does not include a column for the cumulative total shareholder return of the Company’s peer group or a column for a “Company-Selected Measure”.

The table below summarizes the total compensation and compensation actually paid to the CEO, non-CEO NEOs, the Company’s net income (loss), and the Company’s total shareholder return (“TSR”) for the Transition Period and each of the Covered Fiscal Years.

Year	Summary Compensation Table Total for CEO ($)(a)	Summary Compensation Table Total for Former CEO ($)(a)	Compensation Actually Paid to CEO ($)(b)	Compensation Actually Paid to Former CEO ($)(b)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(c)	Average Compensation Actually Paid to Non-CEO NEOs ($)(d)	Net (Loss) ($)(e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (f)
Transition Period	$1	$-	$1	$-	$235,377	$(2,473,653)	$(27,455,848)	47.01
2025	$-	$2,482,236	$-	$2,482,236	$494,407	$2,416,931	$(22,123,349)	462.07
2024	-	1,652,327	-	758,125	804,131	496,877	(16,581,558)	116.00
2023	-	1,096,537	-	544,968	564,542	319,792	(15,289,167)	13.66
(a)The amounts in these two columns represent the total compensation of our current CEO, Mr. Kidd and our former CEO, Mr. Erickson, for the Transition Period and each of the Covered Fiscal Years. Mr. Kidd was appointed as our CEO effective August 6, 2025, while Mr. Erickson served as our CEO from January 23, 2023 until August 6, 2025. Mr. Kidd was appointed as our current CEO at an annual base salary of $1 and is therefore reflected as our CEO for the Transition Period and fiscal year 2025 in the table above. Mr. Erickson served as our CEO from January 23, 2023 until August 6, 2025 and is therefore reflected as our Former CEO for fiscal years 2025, 2024, and 2023.
(b)The amounts in these two columns represent the total compensation actually paid to the CEO or former CEO, as applicable, for the Transition Period and each of the Covered Fiscal Years, as calculated in accordance with Item 402(v) of Regulation S-K. These amounts reflect adjustments to the total compensation reported in the corresponding columns of footnote (a) to account for changes in the fair value of equity awards and other items, as set forth in the “Adjustments” table below. We did not pay any compensation to Mr. Kidd, our current CEO, during the fiscal years ended September 30, 2025, 2024 and 2023.
(c)The amounts in this column represent the average total compensation of our Non-CEO NEOs for the Transition Period and each of the Covered Fiscal Years. The Non-CEO NEOs for the Transition Period were Ms. Payne and Mr. Chapman, for the fiscal year ended September 30, 2025, were Ms. Payne, Mr. Chapman, and Mr. Conley and for the fiscal year ended September 30, 2024 was Mr. Conley, as reported in the Summary Compensation Table of the applicable proxy statement.
(d)The amounts in this column represent the average total compensation actually paid to the Non-CEO NEOs for the Transition Period and each of the Covered Fiscal Years, adjusting the total compensation from column (c) by the amounts in the “Adjustments” table below.
(e)The amounts in this column represent our net income (loss) for the Transition Period and the Covered Fiscal Years as reported in our Transition Report and our Annual Report on Form 10-K for each of the Covered Fiscal Years filed with the SEC.
(f)The amounts in this column represent the cumulative TSR of a fixed investment of $100 made at the closing price of our common stock at September 30, 2023 for the measurement period beginning on such date and continuing through and including the end of the Transition Period and each of the Covered Fiscal Years reflected in the table. Closing prices before February 19, 2025 have been adjusted to reflect the 1-for-40 reverse stock split effective on that date. Because the Transition Period and the Covered Fiscal Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The table below represents the amount of compensation actually paid to the CEO, the Former CEO and the Non-CEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid during the applicable period. We did not pay any compensation to Mr. Kidd, our current CEO, during the fiscal year ended September 30, 2025. Mr. Erickson served as our CEO from January 23, 2023 until August 6, 2025 and is therefore reflected as our Former CEO for fiscal year 2025 and our CEO for fiscal year 2024 in the table below. Ms. Payne and Mr. Chapman began serving in their respective roles effective August 6, 2025, at which time Mr. Conley resigned from his role with the Company.

	CEO				Former-CEO				Non-CEO NEOs
	Transition Period	2025	2024	2023	Transition Period	2025	2024	2023	Transition Period	2025	2024	2023
Total from Summary Compensation Table (SCT)	$1	$-	$-	$-	$-	$2,482,236	$1,652,327	$1,096,537	$235,377	$494,407	$804,131	$564,542
Less the amounts under Stock Awards column in the SCT	-	-	-	-	-	(1,189,500)	-	-	-	(25,250)	-	-
Less the amounts reported under the Option Awards column in the SCT	-	-	-	-	-	-	(894,202)	(551,569)	(144,177)	(184,710)	(307,254)	(244,750)
Plus Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	-	-	-	-	-	83,750	-		333,690	2,132,484	-	-
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	-	-	-	-	-	-	-		(340,995)	-	-	-
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same year	-	-	-	-	-	1,105,750	-	-	-	-	-	-
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year	-	-	-	-	-	-	-	-	-	-	-	-
Less: prior year-end fair value of awards forfeited in the year									(2,557,548)
Add Dividends Paid in the Fiscal Year	-	-	-	-	-	-	-	-	-	-	-	-
Equals Compensation Actually Paid in Fiscal Year	$1	$-	$-	$-	$-	$2,482,236	$758,125	$544,968	$(2,473,653)	$2,416,931	$496,877	$319,792

Adjustments from Total Compensation to Compensation Actually Paid
The amounts reported in the “Compensation Actually Paid to CEO,” “Compensation Actually Paid to Former CEO” and “Compensation Actually Paid to Non-CEO NEOs” columns do not reflect the actual compensation paid to or realized by our CEO, former CEO or Non-CEO NEOs during each applicable period. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. With respect to the Transition Period and each Covered Fiscal Year, see the Summary Compensation Table for certain other compensation of our former CEO and our Non-CEO NEOs for the Transition Period and each applicable fiscal year and the Outstanding Equity Awards at Fiscal Year-End table for the value realized by our former CEO upon the vesting of stock awards during the Transition Period from October 1, 2025 through December 31, 2025 and our fiscal year ended September 30, 2025.
Analysis of the Information Presented in the Pay Versus Performance
A significant portion of our non-CEO NEOs’ total direct compensation consists of equity awards. As a result, compensation actually paid to our non-CEO NEOs is driven mainly by the timing and size of our equity grants and by changes in the fair value of those awards, and does not necessarily move with changes in our TSR. In the Transition Period, compensation actually paid to our non-CEO NEOs was negative because the value of the options held by Mr. Chapman was removed when they were forfeited, and the value of the options held by Ms. Payne declined with our stock price.

We have experienced net losses since inception. Consequently, we have not historically focused on net income (loss) as a performance measure for our executive compensation programs. In the Transition Period and the fiscal years ended September 30, 2025, 2024 and 2023, we had net losses in the amount of $27,455,848, $22,123,349, $16,581,558 and $15,289,167, respectively. Compensation actually paid varied over these periods and is not designed to track net loss, which we do not use to determine executive compensation.

The compensation actually paid to Mr. Erickson, our former CEO, was $2,482,236 in the fiscal year ended September 30, 2025 and $758,125 in the fiscal year ended September 30, 2024. The increase in fiscal year 2025 primarily reflects shares issued in connection with the redemption of our Series H Convertible Preferred Stock. The compensation actually paid to Mr. Kidd, our current CEO, was $1 during the Transition Period. We did not pay any compensation to Mr. Kidd, during the fiscal years ended September 30, 2025, 2024 and 2023.

Policies and Practices for Granting Certain Equity Awards
We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. Consistent with our annual compensation cycle, if options are to be granted, the compensation committee generally seeks to grant annual stock option awards after our Annual Report on Form 10-K has been filed. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Except as noted below, no stock options were granted to executive officers during the Transition Period during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after such filing. On October 7, 2025, we granted stock options to certain executive officers, and on October 8, 2025, we filed a Current Report on Form 8-K. Accordingly, the October 7, 2025 grants occurred during a period beginning four business days before the filing of a Current Report on Form 8-K and ending one business day after such filing.
The table below provides the information required by Item 402(x) of Regulation S-K regarding the stock option grants made to our non-CEO NEOs during the Transition Period in connection with the release of material nonpublic information. The options were granted with an exercise price equal to the closing market price of our common stock on the date of grant. Each of the stock option grants vests as to 25% of the underlying shares on the one-year anniversary of the grant date, with the remaining shares vesting in quarterly installments over the following three years, subject to the executive’s continued service.

Name	Grant Date	Number of Shares of Common Stock Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award	Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information
Kitty Payne(1)	10/7/2025	1,960,000	$1.10	$1,419,432.00	(6.36)%
Kirk Chapman(2)	10/7/2025	7,860,000	$1.10	$5,692,212.00	(6.36)%

(1)    The stock options granted to Ms. Payne on August 6, 2025 were repriced on October 7, 2025, reducing the exercise price from $2.45 per share to $1.10 per share. On March 18, 2026, the Company further repriced all of Ms. Payne’s outstanding options, reducing the exercise price from $1.10 per share to $0.37 per share. In connection with Ms. Payne's resignation as Chief Financial Officer, the Board approved the acceleration of 490,000 of these options on October 1, 2026, and the remaining 1,470,000 unvested options were forfeited.

(2)    The stock options granted to Mr. Chapman on August 6, 2025 were forfeited on December 31, 2025 in connection with his separation from the Company, in accordance with the terms of his employment separation agreement.

DIRECTOR COMPENSATION
Our non-employee directors are compensated with a combination of stock option grants, stock grants and, effective January 1, 2026, an annual $20,000 cash retainer, in consideration of service on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by our members of the Board of Directors. We also evaluate the level and mix of our director compensation in light of our financial condition and evolving business strategy.
The table below sets forth the compensation earned by or paid to our non-employee directors during the Transition Period from October 1, 2025 through December 31, 2025. The amounts reported include one-time discretionary cash bonuses for services rendered during 2025, as described in the footnote below. See the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, Item 11 “Executive Compensation,” for information on the compensation paid to our directors during the fiscal year ended September 30, 2025.
Robert Gregory Kidd and Ronald P. Erickson received no compensation for their service as directors. The compensation disclosed in the Summary Compensation Table above represents the total compensation for Mr. Kidd and Mr. Erickson for the Transition Period and the fiscal year ended September 30, 2025.

Name	Stock Awards	Option Awards		Fees Earned or Paid (1)		Total
Linda Jenkinson (2)	$-	$4,629,188		$-		4,629,188
Larry K. Ellingson	-	-		7,500		7,500
William A. Owens	-	-		7,500		7,500
Jon Pepper	-	-		7,500		7,500
Ichiro Takesako	-	-		7,500		7,500
John Cronin (3)	-	-		-		-
Total	$-	$4,629,188	$-	$30,000	$-	$4,659,188

(1)On February 2026, the Board of Directors approved one-time discretionary cash bonuses of $7,500 each for Messrs. Ellingson, Owens, Pepper and Takesako, totaling $30,000, in recognition of their services during the Transition Period from October 1, 2025 through December 31, 2025. The bonuses were paid in February 2026.
(2)On October 7, 2025, Ms. Jenkinson was granted options to purchase 5,240,000 shares of the Company's common stock, with an aggregate grant-date fair value of $3,794,808, calculated in accordance with ASC 718. On the same date, the Company modified Ms. Jenkinson's previously granted options to purchase 4,760,000 shares of common stock, originally granted on August 6, 2025, resulting in incremental fair value of $834,380. The amount reported in the Option Awards column includes both the grant-date fair value of the new award and the incremental fair value of the modified award.
(3)On November 19, 2025, Mr. Cronin provided us with notice of his resignation from the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transactions with Related Persons
The following summarizes transactions since October 1, 2024, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest, other than compensation arrangements described under “Executive Compensation” above or director compensation described elsewhere in this Proxy Statement. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
Transactions with Clayton A. Struve
On March 19, 2024, we signed an Extension of Warrant Agreement with Clayton A. Struve, a significant stockholder prior to the Goldeneye 1995 LLC capital investment that closed on August 6, 2025, extending the exercise date of warrants covering 12,500 shares to March 19, 2026. The 12,500 warrants were not exercised prior to the extended exercise date and expired.

On December 17, 2024, we signed an additional Extension of Warrant Agreement with Mr. Struve, extending the exercise dates from 2025 to 2030 on four legacy warrant issuances originally dated August 4, 2016, August 14, 2017, December 12, 2017 and February 28, 2018, and initially extended to 2024 on December 7, 2022. We recorded no interest expense during the Transition Period and interest expense of approximately $513,000 during the fiscal year ended September 30, 2025 related to the additional extension of these warrants.

On August 6, 2025, Mr. Struve, the sole holder of Series C and D Convertible Preferred Stock, elected redemption, including dividends, for 8.3 million shares of common stock. Based upon the terms of the Series C and D Convertible Preferred Stock, the Company recorded deemed dividends of $1,551,562 during the year ended December 31, 2025.

On August 6, 2025, Mr. Struve, the holder of convertible debt, elected conversion, including interest, for a combination of
$75,000 in cash and 3.3 million shares of common stock. As of December 31, 2025, all obligations under the Series C and
D convertible preferred instruments and convertible notes payable had been satisfied.

Transactions with Former CEO and Chairman Ronald P. Erickson, Particle Acquisition Corporation and J3E2A2Z LP
Mr. Erickson previously served as our Chief Executive Officer and Chairman from January 2023 through August 6, 2025. Following the closing of the Goldeneye 1995 LLC capital investment on August 6, 2025, he transitioned to the role of President of the Science Division, Senior Vice President. In connection with the completion of the divestiture of our legacy non‑invasive sensor technology business on March 27, 2026, Mr. Erickson ceased serving on the Board and resigned from the role of President of the Science Division, Senior Vice President.

On January 30, 2024, we signed Extension of Warrant Agreements with each of Mr. Erickson and J3E2A2Z LP, extending the exercise dates of the 47,367 warrants issued in conjunction with the Convertible Promissory Notes from January 30, 2024 to January 31, 2026. The 47,367 warrants were not exercised prior to the extended exercise date and expired.

On October 22, 2024, the due dates on the two Convertible Promissory Notes, each dated January 31, 2018, with J3E2A2Z LP, an entity controlled by Mr. Erickson, were extended to September 30, 2025 from September 30, 2024 and the interest rate was increased from 6% to 8%. On June 2, 2025, we entered into a Promissory Note Conversion Agreement with J3E2A2Z LP, pursuant to which $1,184,066 of principal owed under two outstanding convertible promissory notes was exchanged for 16,916 shares of Series H Convertible Preferred Stock.

On May 5, 2025, we issued 100,000 shares of common stock to Mr. Erickson. The shares were valued at $0.44 per share.

On August 6, 2025, we completed the redemption of the 16,916 issued and outstanding shares of Series H Preferred Stock held by J3E2A2Z LP (“J3E2A2Z”), an entity affiliated with and controlled by Mr. Erickson, our former Chief Executive Officer. J3E2A2Z elected to redeem all 16,916 shares of the Series H Preferred Stock in a combination of cash and Common Stock at a redemption price equal to the stated value of $70, plus all accrued and unpaid dividends in an amount of $140,210.15, resulting in (i) a cash payment to J3E2A2Z of $654,276.15 in the aggregate and (ii) the issuance to J3E2A2Z of 2,000,000 shares of Common Stock in the aggregate, at a conversion price of $0.335 per share (the “Series H Redemption Shares”).

Effective August 6, 2025, we issued 335,000 shares of common stock to Mr. Erickson. The shares were valued at $0.50 per share. Fifty percent of the shares were fully vested upon grant and the remainder vested, upon the conclusion of Mr. Erickson’s employment with the Company effective March 27, 2026.

On March 27, 2026 (the “Closing Date”), we completed the divestiture of our legacy non-invasive sensor technology business pursuant to a Stock Purchase Agreement (the “Particle Agreement”) entered into by and among us, our wholly-owned subsidiary, Particle, Inc., a Nevada corporation (“Particle”), Particle Acquisition Corporation, a Nevada corporation (the “Buyer”), and Mr. Erickson. Under the terms of the Particle Agreement, we agreed to transfer to the Buyer, free and clear of all liens, all of the issued and outstanding equity interests of Particle in exchange for aggregate consideration of (i) USD One Dollar ($1.00), and (ii) the assumption of all obligations specifically related to the business, including the lease for the corporate office facility in Seattle, Washington. The Particle Agreement also obligates the Buyer to pay to the Company a revenue share amount equal to ten percent (10%) of all future net revenue generated from products that incorporate or utilize the proprietary non-invasive diagnostic and sensor technology platform or related intellectual property transferred to the Buyer (each, a “Covered Product”), payable during the period commencing on the Closing Date until the earlier of (i) the fifth anniversary of the first commercial sale of a Covered Product or (ii) the occurrence of a change of control of the Buyer. In addition, upon the consummation of any future acquisition or change of control of the Buyer or the Covered Products that occurs on or prior to the fifth anniversary of the Closing Date, the Buyer is required to pay to the Company an acquisition share payment ranging between five percent (5%) and thirty-five percent (35%) of such acquisition proceeds. The Particle Agreement contains customary representations and warranties of each party, which terminate at the Closing Date except in the case of fraud, and the Buyer agreed to indemnify the Company for any losses arising from the assumed obligations.

On March 27, 2026, we entered into a short-term promissory note with the Buyer, in connection with the Particle Agreement. The note provides for borrowing up to $450,000, bears interest at 10% per annum, and matures on September 23, 2026, with an option to extend the maturity date up to 180 days in accordance with the terms. As of September 30, 2026, we funded $450,000 under the note, and had recorded an allowance for credit losses of $360,000 related to the funded note receivable.

Transactions with Chairman and Chief Executive Officer Robert Gregory Kidd and Goldeneye 1995 LLC
On June 5, 2025, we entered into a Securities Purchase Agreement with Goldeneye 1995 LLC providing for a private placement of our common stock. At the closing on August 6, 2025, we issued approximately 357.8 million shares of common stock to Goldeneye 1995 LLC in exchange for 1,000 Bitcoin and $15 million in cash. A majority of the voting power of our outstanding common stock is held by Goldeneye 1995 LLC, which is solely owned and managed by Robert Gregory Kidd, our Chairman and Chief Executive Officer. On July 28, 2025, Goldeneye 1995 LLC and the Company entered into a Promissory Note pursuant to which Goldeneye loaned us an aggregate amount of $210,000. On August 11, 2025, we repaid $210,519 to Goldeneye and as of September 30, 2025, all obligations under the Promissory Note have been satisfied.
On July 1, 2026, we entered into a Consulting Agreement with Hard Yaka Ventures Management (the “HYVM Co.”), an affiliate of Mr. Kidd, pursuant to which we received funding totaling $2,984,840 through September 30, 2026 to support the continued development of our tokenized deposit program.

On September 25, 2026, the Company entered into an unsecured promissory note (the “Note”) with Goldeneye 1995 LLC, pursuant to which Goldeneye may make advances to the Company from time to time in an aggregate principal amount of up to $22.0 million. Each advance made under the Note will constitute part of a single term loan, and amounts repaid or prepaid may not be reborrowed. Borrowings under the Note bear interest at a rate of 8.5% per annum, payable quarterly beginning December 31, 2026, and mature on September 25, 2029, unless earlier repaid in accordance with the terms of the Note. The Note contains customary representations, warranties, covenants and events of default. Upon the occurrence and continuation of an event of default, amounts outstanding under the Note may become immediately due and payable and the interest rate may increase to 11.5% per annum, as provided in the Note. There are no borrowings under this Note as of September 30, 2026.

Transactions with Vice Chair Linda Jenkinson and our non-CEO NEOs subsequent to September 30, 2025

On October 7, 2025, our Board approved a repricing of outstanding stock options granted on August 6, 2025 under our 2021 Equity Plan, including 4,760,000 options held by our Vice Chair, Linda Jenkinson. The exercise price of Ms. Jenkinson’s repriced options was reduced from $2.45 to $1.10 per share, the closing market price of our common stock on the date of Board approval. The repricing applied uniformly to all participants and was reviewed and approved by the Board, which determined that the adjustment was in the best interests of stockholders to maintain the incentive and retention value of eligible awards in light of prevailing market conditions.

Also on October 7, 2025, our Board approved the grant of 5,240,000 ten-year stock options to Ms. Jenkinson under the 2021 Equity Plan. The exercise price of the options was $1.10 per share, the closing market price of our common stock on the date of Board approval. The options vest as to 25% of the shares on the one-year anniversary of the grant date, with the remainder vesting in quarterly installments over the following three years, subject to Ms. Jenkinson’s continued service.

On October 7, 2025, our Board approved a repricing of outstanding stock options granted on August 6, 2025 under our 2021 Equity Plan, including 1,790,000 options held by our then Chief Financial Officer and NEO, Kitty Payne. The exercise price of the repriced options was reduced from $2.45 to $1.10 per share, the closing market price of our common stock on the date of Board approval. The repricing applied uniformly to all participants and was reviewed and approved by the Board, which determined that the adjustment was in the best interests of stockholders to maintain the incentive and retention value of eligible awards in light of prevailing market conditions.

Also on October 7, 2025, our Board approved the grant of 1,960,000 ten-year stock options to Ms. Payne under the 2021 Equity Plan. The exercise price of the options was $1.10 per share, the closing market price of our common stock on the date of Board approval. The options vest as to 25% of the shares on the one-year anniversary of the grant date, with the remainder vesting in quarterly installments over the following three years, subject to continued service.

On December 15, 2025, the Company and Kirk Chapman mutually agreed that Mr. Chapman would depart from his position as Chief Operating Officer, effective immediately. The departure was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Mr. Chapman’s compensation and separation arrangements with the Company are described under “Executive Compensation—Employment Agreements” and “Executive Compensation—Separation Agreement with Mr. Chapman.”

On March 18, 2026, Ms. Jenkinson’s and Ms. Payne’s August 6, 2025 stock option that was repriced on October 7, 2025 and the additional stock option issued on October 7, 2025 were repriced to reduce the exercise prices of such options from $1.10 to $0.37 per share and the expiration date of such options was modified to extend the ten-year term to March 18, 2036. Such stock options were to continue to vest as set forth in their applicable stock option agreements.

Transactions with Vice Chair Linda Jenkinson, Chairman and Chief Executive Officer Robert Gregory Kidd and Vast Holdings, Inc.

Linda Jenkinson has served as the Company’s Vice Chair since August 2025 and is also the Chief Executive Officer and Chair of Vast Holdings, Inc., the holding company for Vast Bank. In 2024, our Chief Executive Officer and Chairman, Robert Gregory Kidd, personally invested $53 million of capital into Vast Holdings, Inc. to support Vast Bank. On October 23, 2025, we announced a strategic partnership with Vast Bank and Uphold to pursue retail tokenized U.S.-dollar deposit products. Our collaboration with Vast Bank and Uphold contemplates joint development and pilot activities related to the deposit tokenization initiative. No payments were made to or received from Vast Bank during the Transition Period, and the fiscal years ended September 30, 2025 and 2024.

On January 20, 2026, we announced that we had formalized a strategic partnership with Vast Bank and Uphold to pursue retail tokenized U.S.-dollar deposit products under the terms of a definitive tri-party agreement.

On March 18, 2026, we entered into an Affiliate Services Agreement with Vast Holdings, Inc. pursuant to which we will reimburse Vast Holdings, Inc. for certain strategic, operational and administrative services in support of the further development of the tokenized deposit program offering, subject to a reimbursement cap of $10.5 million during the term of the agreement unless otherwise agreed. The Company evaluates the nature and reasonableness of such costs as part of its review process. The Affiliate Services Agreement expires on December 31, 2026. We recognized $1.9 million and $6.2 million of expenses during the three and nine months ended September 30, 2026, respectively, in connection with the Affiliate Services Agreement.

The terms of the tri-party agreement with Vast Bank and Uphold and the Affiliate Services Agreement with Vast Holdings, Inc. were negotiated at arm’s length and reviewed by disinterested members of our Board. No payments were made to or received from Vast Holdings, Inc. Vast Bank or Uphold during the Transition Period or the fiscal year ended September 30, 2025.

Indemnification

Our Amended and Restated Articles of Incorporation, as amended to date, and our Second Amended and Restated Bylaws, as amended to date, provide for indemnification of our directors and officers to the fullest extent permitted by Nevada law and for advancement of expenses, subject to applicable law and the required undertaking. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 26, 2026, to the extent known by us or ascertainable from public filings, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o USBC, Inc., 300 E 2nd Street, 15th Floor, Reno, NV 89501.

	Shares Beneficially Owned (1) (2)
Name of Beneficial Owner	Amount	Percentage
Directors and Named Executive Officers
Robert Gregory Kidd (3)	357,815,000	92.2%
Daniel J. Beck (4)	-	*
Kitty Payne (5)	937,500	*
Linda Jenkinson (6)	2,797,500	*
William A. Owens (7)	59,192	*
Jon Pepper (8)	48,350	*
Ichiro Takesako (9)	39,375	*
Larry K. Ellingson (10)	35,404	*
All executive officers and directors (7 persons)	360,794,821	92.9%

Greater Than 5% Ownership
Goldeneye 1995 LLC (11)	357,815,000	92.2%
*Less than 1%
(1)Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of October 26, 2026 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.
(2)Based on 388,169,806 shares of common stock issued and outstanding as of October 26, 2026.
(3)Consists of 357,815,000 shares of our common stock acquired by Goldeneye 1995 LLC on August 6, 2025. Goldeneye 1995 LLC is solely owned and managed by Mr. Kidd, our Chairman and CEO since August 6, 2025.
(4)Mr. Beck was appointed Chief Financial Officer of the Company effective August 27, 2026. On October 1, 2026, Mr. Beck was granted options to purchase 2,500,000 shares of the Company's common stock, which will vest as to 25% of the shares on the one-year anniversary of the Grant Date and in quarterly installments thereafter over the next three years. None of these options were vested or exercisable as of October 26, 2026, nor were scheduled to become exercisable within 60 days thereafter. Accordingly, these options are excluded from the shares beneficially owned by Mr. Beck.

(5)Ms. Payne served as the Company's Chief Financial Officer until August 2026. Consists of 937,500 shares of common stock issuable upon exercise of vested stock options held by Ms. Payne as of October 26, 2026. In connection with her resignation, the Board approved the acceleration of vesting of 490,000 stock options on October 1, 2026, and the remaining 2,812,500 unvested stock options were forfeited. The vested options remain exercisable through November 30, 2026. Ms. Payne is included as a named executive officer for the transition period ended December 31, 2025, but is excluded from the aggregate beneficial ownership of the Company's current directors and executive officers.
(6)Consists of 2,797,500 shares of common stock issuable upon exercise of stock options held by Ms. Jenkinson that are exercisable as of October 26, 2026, or within 60 days thereafter. Ms. Jenkinson was granted options to purchase 4,760,000 shares on August 6, 2025, and 5,240,000 shares on October 7, 2025. On March 18, 2026, the exercise prices of these options were reduced to $0.37 per share without modifying their original vesting schedules.
(7)Consists of (i) 48,692 shares of our common stock held directly by Mr. Owens, (ii) 500 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days of October 26, 2026, and (iii) 10,000 shares of our common stock upon the exercise of stock options exercisable within 60 days of October 26, 2026.
(8)Consists of (i) 37,850 shares of our common stock held directly by Mr. Pepper and (ii) 500 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days of October 26, 2026, and (iii) 10,000 shares of our common stock upon the exercise of stock options exercisable within 60 days of October 26, 2026.
(9)Consists of (i) 28,875 shares of our common stock held directly by Mr. Takesako and (ii) 500 shares of our common stock issuable upon the exercise of warrants exercisable within 60 days of October 26, 2026, and (iii) 10,000 shares of our common stock upon the exercise of stock options exercisable within 60 days of October 26, 2026.
(10)Consists of (i) 25,404 shares of our common stock held directly by Mr. Ellingson, and (ii) 10,000 shares of our common stock upon the exercise of stock options exercisable within 60 days of October 26, 2026.
(11)Consists of 357,815,000 shares of our common stock acquired on August 6, 2025. The address of Goldeneye 1995 LLC is 26 State Route 28 #1186, Crystal Bay, NV 89402. Goldeneye 1995 LLC is solely owned and managed by Robert Gregory Kidd, our Chairman and CEO since August 6, 2025.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plan approved by stockholders	96,150,750	$1.08	19,149,250
Equity compensation plans not approved by stockholders	-	-	-
Total	96,150,750	$1.08	19,149,250
On March 18, 2026, we repriced 82,000,000 stock options outstanding as of the repricing date to an exercise price of $0.37 per share, with no changes to the vesting schedules or timing of those awards. The expiration date was extended to ten years from the repricing date.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors

The current term of office of all of the Company’s Directors expires at the 2026 Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board proposes the election of the six (6) persons listed below to serve as directors of the Company for a one-year term. Each current director of the Company has been nominated for re-election.

If elected, each of the director nominees will serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified in accordance with our Bylaws. If any of the nominees becomes unable to serve before the Annual Meeting, the persons named as proxies may vote for any substitute nominee designated by the Board. Management has no reason to believe that any of the nominees for election named below will be unable to serve. Our Bylaws provide that the size of the Board may be fixed at not fewer than three nor more than nine directors, and that the Board may fill any vacancy, including a vacancy resulting from an increase in the size of the Board.

Each of the six nominees set forth below is presented by the Board for election at the 2026 Annual Meeting to serve for a term of one year and until each such nominee’s successor is duly elected and qualified, or until such nominee’s earlier death, resignation, or removal. Each of the nominees has consented to serve if elected.

Name	Age	Title	Served as an Officer or Director Since
Robert Gregory Kidd	67	Chairman and CEO, Director	2025
Linda Jenkinson	64	Director, Vice Chair	2025
Larry K. Ellingson	80	Director	2023
William A. Owens	86	Director	2018
Ichiro Takesako	67	Director	2012
Jon Pepper	75	Director	2006

The section titled “Directors and Executive Officers” of this Proxy Statement contains information about the experience and qualifications that caused the nominating and corporate governance committee and the Board to determine that the nominees are qualified to serve as directors of USBC.

If, for any reason, any director nominee becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.
Vote Required
Directors are elected by a plurality of the votes cast. Plurality means that the nominees receiving the largest number of votes are elected, up to the maximum number of directors to be chosen (in this case, six directors). Stockholders can either vote “FOR” the nominee or “WITHHOLD” authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Abstentions and broker non-votes also will not have any effect on the outcome of the election of directors.

Board Recommendation
The Board Recommends That Stockholders Vote
FOR
The election of all six (6) nominees listed above.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation.

The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.

For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure, is hereby APPROVED.”

Required Vote

As an advisory vote, this proposal is not binding upon the Company, our Board of Directors or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. This proposal requires the affirmative vote of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

Your Board Recommends That Stockholders Vote

FOR

the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) selected BPM LLP (“BPM”), an independent registered public accounting firm, to audit the books and financial records of the Company for the fiscal year ending December 31, 2026. USBC is asking its stockholders to ratify the appointment of BPM as its independent registered public accounting firm for the fiscal year ending December 31, 2026.
A representative of BPM is expected to attend the 2026 Annual Meeting and be available to respond to appropriate questions from the stockholders, and will have the opportunity to make a statement if he or she desires to do so.
Ratification of the appointment of BPM by our stockholders is not required by law, our Bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2026 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain BPM. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interest and the best interests of our stockholders.
Audit Committee Pre-Approval Policy
The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee, subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring that the independence of the independent auditors is not impaired in the audit of our financial statements. The pre-approval policy does not include a delegation to management of the Audit Committee’s responsibilities under the Exchange Act. During the Transition Period from October 1, 2025 through December 31, 2025 and the fiscal year ended September 30, 2025, the Audit Committee pre-approved all audit and permissible non-audit services provided by our independent auditors.
Service Fees Paid to the Independent Registered Public Accounting Firm
The Audit Committee engaged BPM LLP to perform the audit of our financial statements for the Transition Period from October 1, 2025 through December 31, 2025 and the audit of our financial statements for the fiscal year ended September 30, 2025. The following is the breakdown of aggregate fees for those periods. Another professional services firm prepares our tax returns.

	Transition Period	Fiscal Year Ended
	December 31, 2025	September 30, 2025
Audit fees (1)	$224,480	$238,254
Audit- related fees (2)	4,280	52,786
Tax fees (3)	-	-
All other fees (4)	-	-
	$228,760	$291,040
(1) “Audit Fees” are fees paid for professional services for the audits and quarterly reviews of our financial statements.
(2) “Audit-Related fees” are fees paid for professional services not included in audit fees.
(3) “Tax Fees” are fees primarily for tax compliance in connection with filing U.S. income tax returns.
(4) “All other fees” are fees related to the reviews of Registration Statements on Form S-1 and S-3.

Vote Required
This proposal requires the affirmative vote of a majority of the voting power of the shares of capital stock present or represented by proxy and entitled to vote on the proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions will have the same effect as a vote “against” Proposal 3. Broker non-votes are not expected to exist for this matter because this is a routine matter for which brokers may vote in their discretion if beneficial owners of our stock do not provide voting instructions.
Board Recommendation
The Board Recommends That Stockholders Vote
FOR
Ratification of the appointment of BPM LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE (1)
The undersigned members of the Audit Committee of the Board of Directors of USBC, Inc. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended September 30, 2025 (the “Prior Fiscal Year End”) and for the transition period from October 1, 2025 to December 31, 2025 (the “Transition Period”), resulting from the Company's change in fiscal year end from September 30 to December 31, as follows:

1.The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the Prior Fiscal Year End and the Transition Period.

2.The Audit Committee has discussed with representatives of BPM LLP, the independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, including PCAOB Auditing Standard 1301 (Communications with Audit Committees).

3.The Audit Committee has discussed with BPM LLP, the independent registered public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the Prior Fiscal Year End and our Transition Report on Form 10-K for the Transition Period for filing with the Securities and Exchange Commission.

Audit Committee of USBC, Inc.

Larry K. Ellingson
William A. Owens
Jon Pepper, Chair
Ichiro Takesako

*    The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR OUR NEXT ANNUAL MEETING
ANNUAL REPORT TO STOCKHOLDERS
Our Transition Report on Form 10-K for the Transition Period from October 1, 2025 through December 31, 2025 and our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 are being made available to our stockholders along with this Proxy Statement and the Notice of Internet Availability of Proxy Materials.
STOCKHOLDERS’ PROPOSALS
Stockholders may submit proposals on matters appropriate for stockholder action at our next annual meeting consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the anniversary of the date on which we first made available our proxy materials for the prior year’s annual meeting of stockholders. For such proposals to be considered in the proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders, they must have been received by us no later than July 6, 2027. Such proposals should be directed to USBC, Inc., 300 E 2nd Street, 15th Floor, Reno, Nevada 89501, Attn: Secretary. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, stockholders intending to present a proposal at our 2027 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our Bylaws. Under our Bylaws, in order for a stockholder to bring business before an annual meeting of our stockholders (other than the nomination of directors), the stockholder’s notice must be timely received, which means that the notice must be received by our Secretary at our principal executive offices not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting. Because our 2026 Annual Meeting is scheduled for Thursday, December 17, 2026, this means that such notice for the 2027 Annual Meeting must be received between the close of business on September 18, 2027 and the close of business on October 18, 2027. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if notice of the meeting is mailed or the first public announcement of the date of such annual meeting is made less than 75 days prior to the date of such annual meeting, the 15th day following the date on which such notice is mailed or such public announcement of the date of such meeting is first made by USBC, whichever occurs first.
DIRECTOR NOMINATIONS
Under our Bylaws, nominations for the election of directors by stockholders must be delivered by hand or received by registered first-class mail, postage prepaid, by the Secretary of the Corporation not less than 14 days nor more than 80 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such notice must be received by the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Stockholders intending to nominate a person for election as a director at the 2027 Annual Meeting of Stockholders also must comply with the applicable information requirements in our Bylaws.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than our nominees, the stockholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the prior annual meeting of stockholders (for the 2027 Annual Meeting, no later than October 18, 2027). If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2027 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2027 Annual Meeting is first made.

OTHER BUSINESS
The Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of USBC.
MISCELLANEOUS
We will bear all costs incurred in the solicitation of proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, the Internet or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of our capital stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.
AVAILABILITY OF ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

By order of the Board of Directors,

/s/ Robert Gregory Kidd
Robert Gregory Kidd
Chief Executive Officer and Chairman of the Board

Reno, Nevada
November 4, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/USBC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04746-P59189

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

USBC, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Gregory Kidd
02) Linda Jenkinson
03) Larry K. Ellingson
04) William A. Owens
05) Ichiro Takesako
06) Jon Pepper

The Board of Directors recommends you vote FOR these proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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T04747-P59189

USBC, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
December 17, 2026

The shareholder(s) hereby appoint(s) Robert Gregory Kidd and Linda Jenkinson, as proxies, with the power to act without the other and with the power of substitution, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of USBC, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/USBC2026 at 8:00 am PT on Thursday, December 17, 2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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